Calculation of Filing Fee Tables
S-8
AGENUS INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	5,000,000	$ 8.11	$ 40,550,000.00	0.0001381	$ 5,599.95
2	Equity	Common Stock, par value $0.01 per share	Other	50,000	$ 8.11	$ 405,500.00	0.0001381	$ 56.00
Total Offering Amounts:						$ 40,955,500.00		$ 5,655.95
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 5,655.95
Offering Note
[1]	(1) Represents an additional 5,000,000 shares of common stock authorized for issuance under the registrant's Amended and Restated 2019 Equity Incentive Plan, as approved by the registrant's stockholders on June 16, 2026. (3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices of the registrant's common stock as reported on The Nasdaq Capital Market on August 5, 2026 ($8.52 and $7.69, respectively). (4) Calculated pursuant to Section 6(b) of the Securities Act at the fee rate of $138.10 per $1,000,000 of the proposed maximum aggregate offering price.

[2]	(2) Represents an additional 50,000 shares of common stock authorized for issuance under the registrant's 2019 Employee Stock Purchase Plan, as approved by the registrant's stockholders on June 16, 2026. (3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices of the registrant's common stock as reported on The Nasdaq Capital Market on August 5, 2026 ($8.52 and $7.69, respectively). (4) Calculated pursuant to Section 6(b) of the Securities Act at the fee rate of $138.10 per $1,000,000 of the proposed maximum aggregate offering price.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources